SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant |_|
Filed by a Party other than the Registrant |X|

Check the appropriate box:

|_| Preliminary Proxy Statement
|X| Definitive Proxy Statement
|_| Definitive Additional Materials
|_| Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                         Progress Financial Corporation
                (Name of Registrant as Specified In Its Charter)

                          Frederick E. Shea, SVP & CFO
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

|X| $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1) or 14a-6(j)(2).
|_| $500 per each party to the controversy pursuant to
    Exchange Act Rule 14a-6(i)(3).
|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies:

   _____________________________________________________________________________

2) Aggregate number of securities to which transaction applies:

   _____________________________________________________________________________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

   _____________________________________________________________________________

4) Proposed maximum aggregate value of transaction:

   _____________________________________________________________________________

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1) Amount previously paid: _________________________________________________

    2) Form, Schedule or Registration No. ______________________________________

    3) Filing party: ___________________________________________________________

    4) Date filed: _____________________________________________________________

___________
*Set forth the amount on which the filing fee is calculated and state how it was determined.

                         PROGRESS FINANCIAL CORPORATION

                        Plymouth Meeting Executive Campus
                            600 West Germantown Pike
                           Plymouth Meeting, PA 19462
                                 (610) 825-8800


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 30, 1996

     NOTICE IS HEREBY GIVEN THAT the Annual Meeting of Stockholders of Progress Financial Corporation will be held at the Plymouth Country Club, Plymouth and Belvoir Roads, Norristown, Pennsylvania, on Tuesday, April 30, 1996 at 9:00 a.m. for the following purposes:

     1. To elect four directors for a term of three years and to elect one director for a term of two years or until their successors have been elected and qualified;

     2. To consider and approve the 1996 Employee Stock Purchase Plan;

     3. To ratify the appointment of Coopers & Lybrand L.L.P. as the Company's independent auditors for the year ending December 31, 1996; and

     4. To transact such other business as may properly come before the meeting and all adjournments thereof.

     Stockholders of record at the close of business on March 8, 1996 are entitled to notice of and to vote at the meeting and all adjournments thereof.

     A copy of the Company's Annual Report for 1995 is enclosed. The Annual Report is not to be regarded as proxy solicitation material.


                                   BY ORDER OF
                                   THE BOARD OF DIRECTORS



                                   /s/ Eric J. Morgan
                                   Eric J. Morgan
                                   Corporate Secretary

                                   Plymouth Meeting, Pennsylvania
                                   March 28, 1996


YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER YOU OWN. EVEN IF YOU PLAN TO BE PRESENT, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENVELOPE PROVIDED. IF YOU ATTEND THE MEETING, YOU MAY VOTE EITHER IN PERSON OR BY PROXY. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING OR IN PERSON AT ANY TIME PRIOR TO THE EXERCISE THEREOF.

                         PROGRESS FINANCIAL CORPORATION
                        Plymouth Meeting Executive Campus
                            600 West Germantown Pike
                           Plymouth Meeting, PA 19462
                                 (610) 825-8800

               PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
                                 APRIL 30, 1996

                             INTRODUCTORY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation by and on behalf of the Board of Directors of Progress Financial Corporation (the "Company"), the holding company for Progress Federal Savings Bank (the "Bank"), Progress Realty Advisors, L.P. ("PRA"), and Quaker State Financial Corporation ("QSFC"), of proxies to be used at the Annual Meeting of Stockholders of the Company to be held on April 30, 1996 at 9:00 a.m., at the Plymouth Country Club, Plymouth and Belvoir Roads, Norristown, Pennsylvania, and at any adjournment or adjournments thereof. The approximate date on which this Proxy Statement and the accompanying Proxy are to be mailed to stockholders is March 28, 1996.

     At the Annual Meeting, stockholders will be asked to elect four directors to serve for three year terms and one director to serve for a two year term. John E. F. Corson, Donald F. U. Goebert and Paul M. LaNoce, each of whom is a current director of the Company, and Janet E. Paroo who is a new director of the Company will each serve for terms expiring at the Company's 1999 Annual Meeting.
H. Wayne Griest who is also a new director of the Company will serve for a term expiring at the Company's 1998 Annual Meeting. In addition, stockholders will be asked to adopt the 1996 Employee Stock Purchase Plan ("Purchase Plan") and to ratify the appointment of Coopers & Lybrand L.L.P. as the Company's independent auditors for the year ending December 31, 1996; and to transact such other business as may properly come before the meeting and all adjournments thereof.

     The accompanying proxy is solicited by the Board of Directors of the Company for use at the Annual Meeting of Stockholders of the Company at the time and place, and for the purposes, set forth above. The proxy solicited hereby, if properly signed and returned to the Company and not revoked before it is voted, will be voted in accordance with the instructions contained therein. If no instructions are given, each proxy received will be voted "FOR" the slate of directors nominated by the Board of Directors as described herein, "FOR" the adoption of the Purchase Plan, "FOR" the appointment of Coopers & Lybrand L.L.P. as the Company's independent auditors for the year ending December 31, 1996, and "FOR" any other matters as may properly come before the meeting.

     Any stockholder giving a proxy has the power to revoke it at any time before it is exercised by: (i) filing with the Company written notice thereof (Attention: Eric J. Morgan, Corporate Secretary, Progress Financial Corporation, Plymouth Meeting Executive Campus, 600 West Germantown Pike, Plymouth Meeting, Pennsylvania 19462); (ii) submitting a duly executed proxy bearing a later date; or (iii) appearing at the Annual Meeting and giving the Company notice of his or her intention to vote in person. Proxies solicited hereby may be exercised only at the Annual Meeting and any adjournments thereof and will not be used for any other meeting.

     Only stockholders of record at the close of business on March 8, 1996 will be entitled to receive notice of and to vote at the Annual Meeting. On the record date, there were 3,780,000 shares of Common Stock, par value $1.00 per share ("Common Stock") of the Company issued and outstanding and held by approximately 1,600 holders of record, and the Company had no other class of equity securities outstanding. Each share of Common Stock entitles the holder to one vote, and votes may not be voted cumulatively with respect to the election of directors. A majority of the shares of Common Stock entitled to vote, present in person or represented by proxy, will constitute a quorum for purposes of the meeting.

     Directors will be elected by a plurality of the votes cast at the Annual Meeting. The affirmative vote of a majority of the total votes cast at the Annual Meeting is required for approval of the proposals to adopt the Purchase Plan and to ratify the appointment of the Company's independent auditors. Abstentions will be counted for purposes of determining the presence of a quorum at the Annual Meeting, but will not be counted as votes cast for the election of directors or the proposals to adopt the Purchase Plan and to ratify the appointment of the Company's independent auditors and, thus, will have no effect on the voting of these proposals. Under rules of the New York Stock Exchange, all of the proposals for consideration at the Annual Meeting are considered "discretionary" items upon which brokerage firms may vote in their discretion on behalf of their client if such clients have not furnished voting instructions. Thus, there are no proposals to be considered at the Annual Meeting which are considered "non-discretionary" and for which there will be "broker non-votes."


ELECTION OF DIRECTORS

     The Certificate of Incorporation of the Company provides that the Board of Directors shall consist of no fewer than seven nor more than twenty one members, the exact number to be fixed from time to time by resolution of the Board of Directors, and shall be divided into three classes as nearly equal in number as possible. The members of each class are to be elected for a term of three years and until their successors are elected and qualified. One class of directors is to be elected annually except, in the event of a change in the number of or composition of the Board of Directors, directors may be elected to more than one class in order to more nearly achieve equality in the classes. By affirmative vote of a majority of the Board of Directors, a resolution was adopted which presently fixes the number of the members of the Board at eleven.

     Unless otherwise directed, each proxy executed and returned by a stockholder will be voted for the election of the five nominees listed below. If any person named as nominee should be unable or unwilling to stand for election at the time of the Annual Meeting, the proxies will vote for a replacement nominee or nominees recommended by the Board of Directors. At this time, the Board of Directors knows of no reason why any of the persons listed below may not be able to serve as a director if elected.

Information with Respect to Nominees for Director and Directors Whose Term Continues

     The following tables set forth certain information regarding each nominee for election, including the principal occupations of such persons during at least the past five years and the number and percent of shares of Common Stock beneficially owned by such persons as of March 8, 1996. No nominee for director or director is related to any other nominee for director or director or executive officer of the Company by blood, marriage or adoption, and there was no arrangement or understanding pursuant to which any of the nominees for director or director was selected as a nominee for director or director.


Nominees for Director for a three year term

                                                                                           Amount of
                               Principal                      Director                     Common Stock
                               Occupation During              of                           Beneficially
                               At Least the Past              Company        Term          Owned as of
Name                Age        Five Years                     Since          Expires       March 8, 1996 (1)
--------------------------------------------------------------------------------------------------------------------------
John E. F.          55         Consultant and                     1991         1999           12,000(2)
Corson                         President of Corson
                               Investments,  a group of
                               family holding companies
                               in Plymouth Meeting,
                               Pennsylvania, since 1987.


Donald F. U.        59         Chairman of the Board              1987         1999          199,218(5.19%)(3)
Goebert                        of Adage Inc., a wire-
                               less communications
                               firm in West Chester,
                               Pennsylvania, since 1968.
                               Also, Director of Investors
                               Insurance Group, Inc.,
                               Jupiter/Tequesta National
                               Bank, and Gateway
                               Communications, Inc.


Paul M.             36         President of DAR                   1991         1999           24,400(2)
LaNoce                         Industrial Products
                               Inc., an industrial
                               manufacturer in
                               Philadelphia,
                               Pennsylvania, since 1981.


Janet E.            41         Vice President of                 --            1999                0
Paroo (formerly Pavloff)       Global Health Group, Inc.,
                               a health care company in
                               Bala Cynwyd, Pennsylvania
                               involved with the
                               development and management
                               of health care facilities,
                               systems and programs
                               primarily in Eastern Europe,
                               South East Asia and India,
                               since 1995; Banker for
                               Meridian Bank in
                               Philadelphia, Pennsylvania
                               from 1986 to 1995.



Nominee for Director for a two year term

                                                                                           Amount of
                               Principal                      Director                     Common Stock
                               Occupation During              of                           Beneficially
                               At Least the Past              Company        Term          Owned as of
Name                Age        Five Years                     Since          Expires       March 8, 1996 (1)
--------------------------------------------------------------------------------------------------------------------------

H. Wayne            47         Chairman and CEO                  --            1998           15,286
Griest                         Progress Realty Advisors, L.P.
                               and Quaker State Financial
                               Corporation since December
                               1995. Former President of The Lee
                               Financing Group, Inc. in Wayne,
                               Pennsylvania from July 1986
                               until November 1995.

The Board of Directors recommends that stockholders vote FOR the election of the above nominees.

Members of Board Continuing in Office

                                                                                           Amount of
                               Principal                      Director                     Common Stock
                               Occupation During              of                           Beneficially
                               At Least the Past              Company        Term          Owned as of
Name                Age        Five Years                     Since          Expires       March 8, 1996(1)
--------------------------------------------------------------------------------------------------------------------------
A. John May, III    40         Attorney in the law firm           1993         1997            8,193(4)
                               Pepper, Hamilton & Scheetz,
                               Philadelphia, Pennsylvania,
                               since 1981. Partner since
                               1989.


Charles J.          65         President of                       1991         1997           63,158(1.66%)(5)
Tornetta                       Tornetta Realty
                               Corporation, a
                               real estate broker
                               in Norristown,
                               Pennsylvania, since 1952.
                               Also, President of
                               Commonwealth Insurance
                               Agency.


W. Kirk             38         Chairman, President and            1991         1997          248,655(6.33%)(6)
Wycoff                         Chief Executive Officer
                               of the Company and the Bank
                               since July 1991; Former
                               President and Chief
                               Executive Officer of
                               Crusader Savings Bank,
                               Rosemont, Pennsylvania from
                               January 1990 until June
                               1991.


Members of Board Continuing in Office (continued)

                                                                                           Amount of
                               Principal                      Director                     Common Stock
                               Occupation During              of                           Beneficially
                               At Least the Past              Company        Term          Owned as of
Name                Age        Five Years                     Since          Expires       March 8, 1996 (1)
--------------------------------------------------------------------------------------------------------------------------
William O.          55         Managing Partner of                1990         1998           90,230  (2.38%) (7)
Daggett, Jr.                   Kistler-Tiffany Companies,
                               a firm engaged in financial
                               and estate planning and
                               employee benefits since
                               1984. Also, President,
                               Benefit Designs, Inc.; Vice
                               President, Group Brokerage
                               Associates, Inc.; and
                               Chairman of Board of NABCO.

Joseph R.           53         Principal of KMR                   1992         1998            8,500(2)
Klinger                        Management, Inc.,
                               a management consulting
                               company in Glenside,
                               Pennsylvania, since March
                               1991; Chief Executive
                               Officer and President of
                               Liberty Savings Bank,
                               Philadelphia Pennsylvania,
                               from April 1990 until
                               January 1991;

William L.          44         Attorney with the law              1990         1998           90,726(2.38%)(8)
Mueller                        firm Clark, Ladner,
                               Fortenbaugh & Young in
                               Cherry Hill, New Jersey
                               since November 1987.

----------

(1) Unless otherwise indicated, the number of shares owned is less than 1% of the issued and outstanding Common Stock of the Company.

(2) Includes 5,500 shares subject to stock options which are exercisable within 60 days of March 8, 1996.

(3) Includes 143,718 shares owned by companies of which Mr. Goebert is a director, officer and 10% stockholder and 50,000 common stock warrants and 5,500 shares subject to stock options, in each case which are exercisable within 60 days of March 8, 1996.

(4) Includes 500 shares subject to stock options which are exercisable within 60 days of March 8, 1996.

(5) Includes 25,000 common stock warrants and 5,500 shares subject to stock options, in each case which are exercisable within 60 days of March 8, 1996.

(6) Includes 12,000 shares which are held jointly by Mr. Wycoff with or for the benefit of certain family members and 12,500 common stock warrants and 135,000 shares subject to stock options, in each case which are exercisable within 60 days of March 8, 1996.

(7) Includes 72,230 shares owned by companies of which Mr. Daggett is a director, officer and 10% stockholder and 12,500 common stock warrants and 5,500 shares subject to stock options, in each case which are exercisable within 60 days of March 8, 1996.

(8) Includes 60,226 shares held jointly by Mr. Mueller with or for the benefit of certain family members and 25,000 common stock warrants and 5,500 shares subject to stock options, in each case which are exercisable within 60 days of March 8, 1996.


THE BOARD OF DIRECTORS OF THE COMPANY AND ITS COMMITTEES

     The Board of Directors of the Company held seven meetings during 1995. Each incumbent director of the Company attended no fewer than 75% of the aggregate number of meetings of the Company's Board of Directors and all committees of the Company's Board on which he served during 1995 except for Mr. Mueller who attended 71% of the aggregate number of meetings of the Company's Board of Directors and all committees of the Company's Board on which he served during 1995.

     Nominations for members of the Board of Directors of the Company are made by the Board of Directors or by any stockholder entitled to vote at the Annual Meeting. Section 8.4(d) of the Company's Certificate of Incorporation sets forth the procedures which stockholders must follow in order to make nominations for election to the Board of Directors. In general, such nominations must be submitted in writing to the Company at least 90 days prior to the date of the Annual Meeting. The Company is not required to include such nominations in its proxy statement. The Board of Directors has determined that if any stockholder properly makes such a nomination, the ballots provided for use by stockholders at the Annual Meeting will bear the name of such nominee or nominees.

     Listed below are the Company's committees, along with directors who are serving as members of each committee in 1996.

     The Audit Committee of the Company and the Bank recommends to the Board independent auditors to perform audit and non-audit services, reviews the scope and results of such services, reviews with management and the independent auditors the systems of internal control and audit, assures adherence in accounting and financial reporting to generally accepted accounting principles, and performs such other duties deemed appropriate by the Board of Directors. The Audit Committee met three times in 1995. For 1996, the following Board members are serving on the Audit Committee: John E. F. Corson, William O. Daggett, Jr. and Paul LaNoce.

     The Board of Directors of the Company has a Stock Compensation Committee to review the Company's Key Employee Stock Compensation Program and to recommend to the Board changes or additions to this program. For 1996, the following Board members are serving on the Stock Compensation Committee: Donald F. U. Goebert, William O. Daggett, Jr. and William L. Mueller.

     The Capital Committee is responsible for analyzing capital raising alternatives for the Company. This committee did not meet in 1995. For 1996, the following Board members are serving on the Board Capital Committee: Donald F. U. Goebert, Joseph R. Klinger and William L. Mueller.

     The entire Board of Directors, except for Mr. Wycoff, determines compensation for executive officers. The Stock Compensation Committee, which consists of Messrs. Goebert, Daggett and Mueller, administer and award grants under the Company's Key Employee Stock Compensation Program. No member of either of these committees is a current or former officer or employee of the Company or its subsidiaries.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth certain information relating to the only persons known to the Company to be the beneficial owners of 5% or more of the Company's Common Stock as of March 8, 1996, and the amount of Common Stock of the Company held by all directors and executive officers of the Company as a group as of such date.

                                   Amount of Common Stock            Percent
Name and Address of                Beneficially Owned               of Common
Beneficial Owner                   as of March 8, 1996                Stock
--------------------------------------------------------------------------------

SOP Partners, L.P.                       295,000(1)                   7.24%
Two World Trade Center
104th Floor
New York, NY  10048


Directors and executive                  778,816(2)                  17.08%
officers of the Company as a
group (13  persons)


----------

(1) Includes 50,000 common stock warrants which are exercisable within 60 days of March 8, 1996.

(2) Includes 12,000 shares which are held jointly by Mr. Wycoff with or for the benefit of certain family members, 72,230 shares which are owned by companies of which Mr. Daggett is a director, officer or 10% stockholder, 143,718 shares owned by companies of which Mr. Goebert is a director, officer or 10% stockholder and 60,226 shares held jointly by Mr. Mueller with or for the benefit of certain family members. Also includes 189,000 shares subject to stock options and 125,0000 common stock warrants held by the group, in each case which are exercisable within 60 days of March 8, 1996.

EXECUTIVE COMPENSATION AND TRANSACTIONS

Executive Compensation

     The following table sets forth a summary of certain information concerning the compensation awarded to or paid by the Company to the following executive officers of the Company for services rendered in all capacities during the last three fiscal years. No other executive officer of the Company received annual compensation in excess of $100,000 during the last fiscal year.

                                                     Summary Compensation Table

------------------------------------------------------------------------------------------------------------------------------------
                                                   Annual Compensation                Long Term Compensation
                                      ----------------------------------------     ------------------------------
                                                                    Other              Awards       Payouts             All Other
        Name and                          Base                      Annual         ------------------------------     Compensation
   Principal Position       Year         Salary         Bonus    Compensation          Options       LTIP                  (6)
                                                                      (3)                (4)      Payouts (5)
------------------------------------------------------------------------------------------------------------------------------------
W. Kirk Wycoff              1995      $235,420(1)     $  9,181        --                   --         N/A                 $ 3,204
President and               1994      $226,042(1,2)   $ 20,000        --                   --         N/A                 $ 5,850
Chief Executive             1993      $190,465(1,2)   $ 18,500        --               70,000         N/A                 $ 4,439
   Officer
------------------------------------------------------------------------------------------------------------------------------------

(1) Includes amounts deferred pursuant to the Company's 401(k) Profit Sharing Plan, which generally allows employees to defer up to 12% of their compensation, subject to applicable limitations set forth in the Internal Revenue Code.

(2) Includes directors fees of $2,850 and $6,100 paid to Mr. Wycoff in 1993 and 1994, respectively. Mr. Wycoff did not receive director fees in 1995.

(3) Does not include amounts attributable to miscellaneous benefits received by the named executive officer. In the opinion of management of the Company, the costs to the Company of providing such benefits to any individual executive officer during the year ended December 31, 1995 did not exceed the lesser of $50,000 or 10% of the total of annual salary and bonus reported for the individual.

(4) Represents options granted pursuant to the Company's Key Employee Stock Compensation Program.

(5) The Company does not have a long term incentive program as of December 31, 1995.

(6) Consists of $2,652, $5,014, and $4,439 of employer contributions made by the Company pursuant to the 401(k) profit sharing plan in 1995, 1994, and 1993, respectively, and allocations pursuant to the Company's Employee
     Stock Ownership Plan ("ESOP") during 1995 and 1994. There were no allocations under the plan in 1993. The market value of the ESOP allocations for 1995 and 1994 were $552 and $836, respectively.


STOCK OPTION GRANTS

         The following table sets forth certain information concerning exercises of stock options by the named executive officer during the year ended December 31, 1995 and options held at December 31, 1995.

                              Aggregate Option Exercises in Last Fiscal Year and Year End Option Values
------------------------------------------------------------------------------------------------------------------------------------
                                                               Number of Unexercised                    Value of Unexercised
                                                                Options at Year End                    Options at Year End (1)
                           Shares                           -----------------------------          ------------------------------
                         Acquired on        Value
       Name               Exercise        Realized          Exercisable     Unexercisable          Exercisable      Unexercisable
------------------------------------------------------------------------------------------------------------------------------------
    W. Kirk Wycoff           --             --                121,250           23,750              $407,656             $87,969
------------------------------------------------------------------------------------------------------------------------------------

(1)    Based on a per share market price of $5.63 at December 31, 1995.


REPORT OF THE COMPENSATION COMMITTEE

     The entire Board of Directors, except for Mr. Wycoff, establishes the policy for compensation of executive officers of the Company. The Stock Compensation Committee review's the Company's Key Employee Stock Compensation Program and recommends to the Board changes or additions to this program. The Committee and the Board members establishing executive officer compensation are composed entirely of outside directors who are not eligible to participate in the plans over which they have authority.

     The overall goal of the Company's compensation policy is to motivate, reward and retain its key executive officers. The Board believes this is best accomplished through an appropriate mix of competitive base salaries, bonus and stock incentives.

     The Board considers the following in determining base salary levels:

          1.   the  amount  of   responsibility   the  executive   officer  has,
               experience and the number of years in office, and

          2. compensation levels of corresponding positions at other thrift companies of similar size within the Mid-Atlantic region. For 1995, Mr. Wycoff's salary was near the average of comparative thrift companies.

     The Board grants bonuses to executive officers, including the Chief Executive Officer, based upon the degree of attainment of performance objectives for the year. The performance objectives include net interest income, non-interest income, non-interest expense and net income. For 1995, Mr. Wycoff did not receive the maximum bonus payment because all targeted performance goals were not met. Positives for the year included reduction of non-performing assets, growth in core business and consumer deposits, and repositioning of deposit services. These were offset by expenses related to a merger termination and lower mortgage originations than expected.



           John E. F. Corson                      Donald F. U. Goebert
           Paul M. LaNoce                         A. John May, III
           Charles J. Tornetta                    Joseph R. Klinger
           William L. Mueller                     William O. Daggett, Jr.

EMPLOYMENT AGREEMENTS

     The Company and the Bank (the "Employers") have entered into an employment contract commencing January 1, 1995 with W. Kirk Wycoff which provides for his employment for a period of three years with provisions for automatic one-year extensions unless sooner terminated by death, disability or termination for cause. The employment contract provides for a base salary, the most recent of which is listed in the Summary Compensation table, and entitles Mr. Wycoff to participate in all benefit plans and programs available to executive officers.

     The employment agreement is terminable with or without cause by the Employers or Mr. Wycoff. Mr. Wycoff shall have no right to compensation or other benefits pursuant to the employment agreement for any period after voluntary termination or termination by the Employers for cause, disability, retirement or death, provided, however, that if the employment agreement is terminated by the Employers other than for cause, disability, retirement or death or by Mr. Wycoff following a change in control of the Company, as defined, Mr. Wycoff will be entitled to a cash severance amount equal to the greater of the amount of compensation remaining to be paid under the agreement or Mr. Wycoff's annual compensation.

     A change in control is generally defined in the employment agreement to mean a change in control of a nature that would be required to be reported in response to Item 6(e) of the SEC proxy rules, provided that a change of control shall be deemed to have occurred if (i) the acquisition by any person of 25% or more of the Company's outstanding voting securities, or (ii) during any two-year period a change in a majority of the directors of the Company has occurred without the approval of at least two-thirds of the persons who were directors of the Company at the beginning of such period.


DIRECTORS' FEES

     The Board of the Bank meets monthly and the Board of the Company meets quarterly. Cash compensation is paid to Directors for attendance at regularly scheduled and special Board meetings. Each non-officer director receives a fee of $350 for attendance at each regular or special Board meetings and each non-officer director who attends a committee meeting also receives $150 per meeting attended.


DIRECTORS' STOCK OPTION PLAN

     The Company has adopted the 1993 Directors' Stock Option Plan (the "Directors' Plan") which provides for the grant of compensatory stock options to non-employee directors of the Company and the Bank. Pursuant to the Directors' Plan, in June 1993 each director of the Company or the Bank who was not an employee of the Company or any subsidiary was granted a compensatory stock option to purchase 5,000 shares of Common Stock, at an exercise price of $3.50 per share. In addition, options to purchase 250 shares were granted to each non-employee director on December 31, 1993, 1994 and 1995 and will also be granted on December 31 of each year thereafter until December 31, 1997. The exercise price is equal to the fair market value of a share of Common Stock on the date of grant. Options granted pursuant to the Directors' Plan are vested and exercisable six months from the date of grant.

PERFORMANCE GRAPH

     The following graph compares the yearly cumulative total return on the Common Stock of Progress Financial Corporation over the five year period ending December 31, 1995 with (i) the yearly cumulative total return on all stocks included on the NASDAQ Stock Market and (ii) the yearly cumulative total return on the stocks included in the NASDAQ Bank Stocks Index. All of the cumulative returns are computed assuming the reinvestment of dividends at the frequency with which dividends were paid during the applicable years.

  [THE FOLLOWING TABLE IS REPRESENTED BY A LINE GRAPH IN THE PRINTED MATERIAL]


                                 1991        1992      1993      1994      1995
                                 ----        ----      ----      ----      ----

Progress Financial Corporation   100           375       463       425       563

NASDAQ Stock Market              100       116.381   133.599   130.594    184.54

NASDAQ Bank Stock                100       145.561     166.6   165.401   246.419


     The index level for all series was set to 100 on 12/31/91.

INDEBTEDNESS OF MANAGEMENT

     The Bank offers certain loans to its directors, officers and employees. It is the belief of management that these loans do not involve more than the normal risk of collectibility. Except for the waiving in most cases of loan origination fees for officers and employees during their employment or association with the Bank, these loans are made on substantially the same terms as those prevailing at the time for comparable transactions with non-affiliated persons. Executive officers, directors, officers and employees of the Bank receive no discount from the market interest rate for loans made by the Bank. However, the Bank in most cases continues to discount loan origination fees for loans to officers and employees. As of December 31, 1995, thirteen loans totalling $567,589 (or 3.00% of the Company's total stockholders' equity) were outstanding to the Company's directors and executive officers as a group.

     As of December 31, 1995, the following director and senior officer of the Company had loans from the Bank which exceeded an aggregate of $60,000 outstanding during 1995.

                                                                     Principal
                                                       Highest        Balance
                                                      Principal        as of
                       Interest         Type           Balance      December 31,
Name                     Rate          of Loan       During 1995        1995
--------------------------------------------------------------------------------
Eric J. Morgan          6.875%  Residential Mortgage  $280,215       $276,975
(Senior Vice President)

William L. Mueller       6.75%  Residential Mortgage  $198,233       $195,794
(Director)

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT

     Pursuant to Item 405 of Regulation S-K, the Company is required to disclose (based solely upon a review of Forms 3 and 4 and amendments thereto furnished to the Company pursuant to Rule 16a-3(e) during its most recent fiscal year and Forms 5 and amendments thereto furnished to the Company with respect to its most recent year) each person who, at any time during the fiscal year, was a director, executive officer or beneficial owner of more than ten percent of the Company's common stock that failed to file on a timely basis, as disclosed in the above Forms, reports required by Section 16(a) of the Exchange Act during the most recent fiscal year or prior fiscal years.

     Based upon its review of Forms 3, 4 and 5 and amendments thereto furnished to the Company during and with respect to 1995, the Company is not aware of any director, officer, beneficial owner of more than 10 percent of the Company's common stock or any other person subject to Section 16 of the Securities Exchange Act of 1934 who has failed to file any such form on a timely basis during 1995.


PROPOSAL TO ADOPT THE 1996 EMPLOYEE STOCK PURCHASE PLAN

General

     The Board of Directors of the Company has adopted the 1996 Employee Stock Purchase Plan, which is intended as an incentive to encourage all eligible employees of the Company to acquire stock ownership in the Company through payroll deductions so that they may share in its future growth and performance.

Description of the Purchase Plan

     The following description of the Purchase Plan is a summary of its terms, and is qualified in its entirety by reference to the Purchase Plan, a copy of which is available on request from the secretary of the Company.

     The Purchase Plan will be administered by a committee of the Board of Directors of the Company ("Committee"). All questions of interpretation of the Purchase Plan or any option under the plan shall be determined by the Committee. The Committee may delegate any or all administrative functions under the Purchase Plan and it is anticipated that the Company's transfer agent will assist in administering the Purchase Plan.

     Pursuant to the Purchase Plan, shares of the Company's Common Stock will be offered to employees of the Company in up to two phases known as "Offering Periods" during which payroll deductions will be accumulated under the Purchase Plan during any calendar year. Generally, the Company will have two six month Offering Periods each year. It is anticipated that the first Offering Period will commence on July 1, 1996, and that Offering Periods will continue consecutively on each January 1 and July 1 thereafter.

     The aggregate number of shares of Common Stock which may be purchased pursuant to the Purchase Plan is 100,000 shares, subject to any adjustment in the event of stock dividends, stock splits, recapitalizations or other changes in the outstanding Common Stock. Such shares may be authorized but unissued shares of Common Stock or shares of Common Stock reacquired by the Company in private or open market transactions, subject to any required regulatory approval.

     All regular employees of the Company or any parent or subsidiary, including officers whether or not directors, employed for more than 25 hours per week are eligible to enroll in the Purchase Plan by completing a payroll deduction form provided by the Company. Upon enrollment, an employee shall elect to make contributions to the Purchase Plan by payroll deductions in an aggregate amount not less than 2% nor more than 10% of such employee's total compensation. Employees may not make any separate cash payment to purchase shares pursuant to the Purchase Plan. No Participant may purchase Common Stock under the Purchase Plan at a rate that exceeds $25,000 of Common Stock, determined at the time options are granted, during each calendar year.

     On the first business day of each Offering Period, the Company will grant to each eligible employee who is then a Participant in the Purchase Plan an option to purchase shares of the Common Stock of the Company at an option price determined by the Committee, which shall not be less than ninety-five percent (95%) of the lesser of (a) the fair market value of the shares on the first business day of an Offering Period, or (b) the fair market value of the shares on the last business day of such Offering Period. Shares are purchased on the last day of the Offering Period. A participant may voluntarily withdraw from the Purchase Plan at any time during an Offering Period by filing notice with the Company, and any accumulated payroll deductions applicable to such option will be refunded.

Amendments

     The Board may at any time amend or terminate the Purchase Plan, except that such termination cannot affect options previously granted under the plan, nor may any amendment make any change in an option previously granted which would adversely affect the right of any Participant, nor may any amendment be made without approval of the stockholders of the company within twelve (12) months of the adoption of such amendment if such amendment would authorize the sale of more shares than are authorized for issuance under the Purchase Plan or would change the designation of corporations whose employees may be offered options under the plan. Notwithstanding any other provision of the plan to the contrary, in the event of an amendment to the Purchase Plan which affects the rights or privileges of options to be offered under the plan, each Participant with an outstanding option shall have the right to exercise such outstanding option on the effective date of the amendment and to participate in the Purchase Plan for the remaining term of such outstanding option pursuant to the terms and conditions of the plan as amended.

Federal Income Tax Consequences

     The Purchase Plan is intended to qualify as an employee stock purchase plan within the meaning of Section 423 of the Internal Revenue Code of 1986 ("Code"). Under the Code, an employee who elects to participate in an offering under the plan will not realize income at the time the offering commences or when the shares purchased under the Purchase Plan are transferred to him or her. If an employee disposes of such shares after two years from the date the offering of such shares commences and after one year from the date of the transfer of such shares to him or her, the employee will be required to include in income as compensation for the year in which such disposition occurs, an amount equal to the lesser of (i) the excess of the fair market value of such shares at the time of disposition over the purchase price, or (ii) the excess of the fair market value of the shares at the time the option was granted over the exercise price (determined as if the option were exercised on the date of grant). The employee basis in the shares disposed of will be increased by an amount equal to the amount so includable in his or her income as compensation, and any gain or loss computed with reference to such adjusted basis which is recognized at the time of the disposition will be a capital gain or loss, either short-term or long-term, depending on the holding period for such shares. In such event, the Company will not be entitled to any tax deduction from income.

     If any employee disposes of the shares purchased under the Purchase Plan within such two-year or one-year period, the employee will be required to include in income, as compensation for the year in which such disposition occurs, an amount equal to the excess of the fair market value of such shares on the date of purchase over the purchase price. The employee's basis in such shares disposed of will be increased by an amount equal to the amount includable in his or her income as compensation, and any gain or loss computed with reference to such adjusted basis which is recognized at the time of disposition will be a capital gain or loss, either short-term or long-term, depending on the holding period for such shares. In the event of a disposition within such two-year or one-year period, the Company will be entitled to a tax deduction from income equal to the amount the employee is required to include in income as a result of such disposition.

Benefits

     Participation in the Purchase Plan and the level of contributions are totally at the discretion of employees of the Company. Accordingly, it is not possible to set forth amounts of such shares to be purchased or the benefits to be received by officers and employees under the Purchase Plan. In general, Participants will receive a benefit equal to the discount from the market price on the Common Stock, which will be five percent of the market value of a share of Common Stock as reported by the Nasdaq Stock Market, times the number of shares purchased under the plan.

Stockholder Approval

     Stockholder ratification of the Purchase Plan will enable Participants to qualify for certain exemptive treatment from the short-swing profit provisions of Section 16 (b) of the Exchange Act, to satisfy requirements for employee stock purchase plans under the Code and to comply with listing requirements for the Nasdaq Stock Market.

     The Board of Directors recommends that stockholders vote FOR adoption of The 1996 Employee Stock Purchase Plan.


PROPOSAL TO RATIFY THE APPOINTMENT OF THE INDEPENDENT AUDITORS

     The Board of Directors of the Company has appointed Coopers & Lybrand L.L.P. as independent auditors of the Company for the year ending December 31, 1996, and further directed that the selection of auditors be submitted for ratification by stockholders at the Annual Meeting.

     The Company has been advised by Coopers & Lybrand L.L.P. that neither that firm nor any of its associates has any relationship with the Company other than the usual relationship that exists between independent certified public accountants and clients. Coopers & Lybrand L.L.P. will have representatives at the Annual Meeting who will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions.

     The  Board  of  Directors   recommends  that   stockholders  vote  FOR  the
ratification of the appointment of Coopers & Lybrand L.L.P. as independent auditors for the year ending December 31, 1996.

STOCKHOLDER PROPOSALS

     Any proposal which a stockholder wishes to have presented at the next annual meeting and included in the management proxy materials relating to such meeting must be received at the main office of the Company no later than November 28, 1996. If such proposal is in compliance with all of the requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, it will be included in the proxy statement and set forth on the form of proxy issued for the next annual meeting of stockholders. It is urged that any such proposals be sent by certified mail, return receipt requested.


OTHER MATTERS

     Management is not aware of any business to come before the Annual Meeting other than those matters described herein. However, if any other matters should properly come before the Annual Meeting, it is intended that the proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

     The cost of  solicitation  of  proxies  will be borne by the  Company.  The
Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Company's Common Stock. In addition to solicitations by mail, directors, officers and employees of the Company may solicit proxies personally or by telephone without additional compensation.


ANNUAL REPORTS AND FINANCIAL STATEMENTS

     A copy of the Company's Annual Report to Stockholders for the year ended December 31,1995 accompanies this Proxy Statement. Copies of the Company's Form 10-K and/or additional copies of the Company's Annual Report to Stockholders may be obtained by written request. Such written request should be directed to Patricia Ellick, Progress Financial Corporation, Plymouth Meeting Executive Campus, 600 West Germantown Pike, Plymouth Meeting, PA 19462.

                                        By Order of the Board of Directors





                                        /s/ Eric J. Morgan
                                        Eric J. Morgan
                                        Corporate Secretary

                                        Plymouth Meeting, Pennsylvania
                                        March 28, 1996

                                     PROXY

                         PROGRESS FINANCIAL CORPORATION

                       Plymouth Meeting Executive Campus
                            600 West Germantown Pike
                           Plymouth Meeting, PA 19462

    THIS PROXY IS SOLICITED ON BEHALF OF THE DIRECTORS OF PROGRESS FINANCIAL CORPORATION FOR USE ONLY AT AN ANNUAL MEETING OF STOCKHOLDERS TO BE HELD
                APRIL 30, 1996 AND AT ANY ADJOURNMENTS THEREOF.

     The undersigned,  being a stockholder of the Company,  hereby appoints Eric
J. Morgan as proxy, with full power of substitution, to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held at Plymouth Country Club, Plymouth and Belvoir Roads, Norristown, Pennsylvania on Tuesday April 30, 1996 at 9:00 a.m., and at any adjournments of the said meeting, and thereat to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, on the following matters and in their discretion upon such other matters as may properly come before the meeting.

                (Continued and to be signed on the reverse side)

                                                              -----------------
                                                                 SEE REVERSE
                                                                    SIDE
                                                              -----------------

[ x } Please mark your
      votes as in this
      example

                                                  FOR             WITHHELD

1.   To elect four directors for a term of          [  ]              [  ]
     three years and one  director for a
     two  year   term  or  until   their
     successors  have been  elected  and
     qualified.

Vote for, except vote withheld from the following nominee(s)

------------------------------------------------------------


Nominees for Director for a three year term
     John E. F. Corson
     Donald F. U. Goebert
     Paul M. LaNoce
     Janet E. Paroo

Nominee for Director for a two year term
     H. Wayne Griest

                                             FOR       AGAINST        ABSTAIN

2.   To adopt  the 1996  Employee  Stock    [  ]         [  ]           [  ]
     Purchase Plan.

3.   To  ratify   the   appointment   of    [  ]         [  ]           [  ]
     Coopers  &  Lybrand  L.L.P.  as the
     Company's  independent auditors for
     the year ending December 31, 1996.

4. To transact such other business as may properly come before the meeting and all adjournments thereof.

This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If not otherwise specified, this Proxy will be voted "FOR" the election of nominees for Directors hereon and "FOR" Proposals 2 and 3 and otherwise at the discretion of the proxies with respect to any other business which may properly come before the meeting or any adjournments thereof. This Proxy may be revoked at any time prior to the time it is voted at the annual meeting.


SIGNATURE(S) ____________________________________________  DATE ____________

SIGNATURES ______________________________________________  DATE ____________

Note: Sign exactly as name appears hereon. When signing in a representative capacity please give title.